NINTH AMENDMENT TO
                       CONNECTICUT NATURAL GAS CORPORATION
                              EMPLOYEE SAVINGS PLAN
            (As Amended and Restated Effective as of January 1, 1989)


        The Connecticut Natural Gas Corporation Employee Savings Plan is hereby amended as follows:

        1.   The second sentence of Section 4.02 is amended to read as follows,

   effective July 1, 1998:

        "Unless otherwise prescribed by the Committee, changes may be made on a quarterly basis as of the date specified in the preceding sentence."

        2.   The seventh sentence of Section 7.06 is amended to read as follows, effective July 1, 1998:

        "Changes in the investment elections for existing Account balances and for future contributions are permitted at any time."

        3.   The fourth sentence of paragraph (a) of Section 7.09, as set forth in the Fifth Amendment, is amended by the deletion of the phrase "once per quarter" and the substitution of the phrase "at any time" in lieu thereof,

   effective July 1, 1998.

        4.   Subparagraph (b)(3) of Section 7.09, subparagraph (b)(7) of

   Section 7.09, paragraph (c) of Section 7.09, and paragraph (f) of Section

   7.09, all as set forth in the Fifth Amendment, are amended by the deletion of the term "once per quarter" wherever the same shall appear therein,

   effective July 1, 1998.



        5.   Except as hereinabove modified and amended, the Plan, as amended,

   shall remain in full force and effect.

        IN WITNESS WHEREOF, the Connecticut Natural Gas Corporation executes this Ninth Amendment this 9th day of June, 1998.


   ATTEST:               CONNECTICUT NATURAL GAS CORPORATION


   S/ Eileen Sheehan     By  S/ Jean S. McCarthy
   -------------------  ------------------------------------
                           Its AVP, Human Resources